September 25, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.02 of Form 8-K dated September 25, 2009 of Northeast Automotive Holdings, Inc. and are in agreement with the statements contained therein.

Sincerely,

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York